EXHIBIT 99.1 News release
HP Well-positioned for Growth in Expanding Global IT Market
Company provides fiscal 2010 outlook at Securities Analyst Meeting

Editorial Contacts:

Christina Schneider, HP
+1 650 857 8222
corpmediarelations@hp.com

Gina Giamanco, HP
+ 1 650 857 7582
corpmediarelations@hp.com

HP Investor Relations
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investor.relations@hp.com

HP Media Hotline
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PALO ALTO, Calif., Sept. 24, 2009 – At its Securities Analyst Meeting today, HP addressed how it is uniquely positioned to grow and expand in the global information technology market.

With its unmatched portfolio, scale, global footprint and efficient cost structure, HP is poised to gain share while extending its reach into margin-accretive markets.

“We expect the IT industry to return to growth in 2010 and believe that HP will outpace the market,” said Mark Hurd, HP chairman and chief executive officer. “Our broad product and services portfolio and global scale give HP a clear competitive advantage. As a result, we see tremendous opportunity to grow our business and improve earnings while delivering value to our customers.”

At the meeting, HP’s senior executive leaders provided updates on the company’s continued efforts to capture market share and take advantage of secular trends, including a movement toward converged devices and infrastructure as well as a transformation in printing from analog to digital.

With the industry’s broadest portfolio, HP is in a superior position to help customers manage and transform their technology systems and operations. The company plans to continue to leverage the acquisition of EDS to expand margins and market share with growth in services as well as new hardware and software sales.

Fiscal 2010 outlook
Cathie Lesjak, HP executive vice president and chief financial officer, provided HP’s outlook for fiscal 2010. For the full fiscal year, HP expects revenue of approximately $117.0 billion to $118.0 billion,  GAAP diluted earnings per share (EPS) in the range of $3.60 to $3.70, and non-GAAP diluted EPS in the range of $4.20 to $4.30. This non-GAAP diluted EPS estimate excludes after-tax costs of approximately $0.60 per share, related primarily to amortization of purchased intangibles, restructuring charges and acquisition-related charges.

Looking forward, HP sees significant opportunities to invest in innovation and sales to expand its portfolio and market coverage. HP plans to improve margins, given its operating leverage on a leaner cost structure, while continuing to invest for growth.

A webcast of today’s event, along with management presentations, is available at www.hp.com/hpinfo/investor.

About HP
HP, the world’s largest technology company, simplifies the technology experience for consumers and businesses with a portfolio that spans printing, personal computing, software, services and IT infrastructure. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information
To supplement HP’s historical and forecasted financial results presented on a GAAP basis, HP provides non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share is defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment gains, in-process research and development charges and certain other acquisition-related charges recorded during the relevant period. In addition, non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses non-GAAP diluted earnings per share for purposes of evaluating and forecasting HP’s financial performance. HP believes that providing non-GAAP diluted earnings per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. Non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

Forward-looking statements
This news release may contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009. HP assumes no obligation and does not intend to update these forward-looking statements.

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© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.